UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 23, 2006

CPI CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Code Number)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 231-1575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ X] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

     On August 23, 2006, CPI Corp. (the “Company”) entered into a First Amendment to that certain Retention Agreement with Thomas Gallahue, the Executive Vice President, Special Projects of the Company, dated as of January 12, 2006. The summary of the Amendment set forth in this Form 8-K is qualified in its entirety by reference to the First Amendment, a copy of which is filed as exhibit 10.64 to this Form 8-K. A copy of the Retention Agreement was filed as an exhibit to the Company’s Form 8-K filed on January 19, 2006.

           The First Amendment changed Mr. Gallahue’s Retirement Date from August 31, 2006 to October 27, 2006. From August 31, 2006 to October 27, 2006, Mr. Gallahue will provide an average of twenty hours of service to the Company each week, as he has from May 1, 2006 to August 31, 2006. Similarly, he will be compensated at the annual rate of $102,500, the same as he received from May 1, 2006 to August 31, 2006.

Item 9.01     Financial Statement and Exhibits

(c)      Exhibits

10.64	First Amendment to Retention Agreement, dated as of August 23, 2006, by and between Consumer Programs Incorporated and Thomas Gallahue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI Corp.

By:	/s/ Gary W. Douglass
Gary W. Douglass
Executive Vice President, Finance,
Chief Financial Officer and Treasurer

Dated: August 29, 2006